Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

AMENDED & RESTATED
Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	Meadow Valley Corporation

2. Registered Agent for Service of Process: (check only one box)
	☒ Commercial Registered Agent:	Capitol Corporate Services, Inc.
Name
	☐ Noncommercial Registered Agent	OR	☐ Office or Position with Entity
	(name and address below)		(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address		City		Zip Code
Nevada
	Mailing Address (if different from street address)		City		Zip Code
3. Authorized Stock: (number of shares corporation is	Number of				Number of
	shares with par value:	100	Par value per share: $	0.01	shares without	0
authorized to issue)	par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)
	1)	Ted W. Beneski
Name
	1400 Civic Place, Suite 250	Southlake	TX	76092
	Street Address	City	State	Zip Code

	2)	Victor L. Vescovo
Name
	1400 Civic Place, Suite 250	Southlake	TX	76092
	Street Address	City	State	Zip Code
5. Purpose: (optional; see instructions)
The purpose of the corporation shall be:
The transaction of any and all lawful business
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)		X N/A
Curtis G. Carlson
	Name	Incorporator Signature

	1445 Ross Avenue, Suite 2700	Dallas	TX	75202
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.

X
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity			Date

Nevada Secretary of State NRS 78 Articles
This form must be accompanied by appropriate fees.	Revised on 7-1-08

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
MEADOW VALLEY CORPORATION
A Nevada corporation
(continued)

ARTICLE IV (continued)
NAMES AND ADDRESSES OF THE BOARD OF DIRECTORS

Connor Searcy       1400 Civic Place, Suite 250
Southlake, Texas 76092

Chris Zugaro       1400 Civic Place, Suite 250
  Southlake, Texas 76092

ARTICLE VIII
DIRECTOR VACANCIES

Vacancies in the board of directors (the “Board”) of Meadow Valley Corporation (the “Company”), including those caused by an increase in the number of directors, shall be filled by a stockholder vote at an annual or special meeting of the stockholders.  No vacancy in the Board shall be filled by the remaining directors.

ARTICLE IX
DIRECTORS’ AND OFFICERS’ LIABILITY

Without limiting the limitation of liability of directors and officers provided by NRS 78.138(7), as amended, a director or officer of the Company shall not be individually liable to the Company or its stockholders or creditors for any damages as a result of any act or failure to act in the person’s capacity as a director or officer unless it is proven that:  (i) the act or failure to act constituted a breach of the person’s fiduciary duties as a director or officer; and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

ARTICLE X
INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  The expenses of such directors, officers or representatives incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.  Such right of indemnification shall not be exclusive of any other right which such director, officer or representative may have or hereafter acquire, and, without limiting the generality of such statement, such person shall be entitled to his right of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.